Exhibit 99.1

Matador Resources Company Announces Completion of Initial Public Offering

DALLAS, Feb. 7, 2012 /PRNewswire/ — Matador Resources Company (“Matador”) announced today that it has completed its initial public offering of 13,333,334 shares of its common stock at $12.00 per share. A total of 11,666,667 shares of common stock were sold by Matador and 1,666,667 shares of common stock were sold by certain named selling shareholders. The underwriters also have an option until March 2, 2012 to purchase up to an additional 700,000 shares from Matador and up to an additional 1,300,000 shares from the selling shareholders to cover over-allotments, if any.

Net proceeds received by Matador from the initial public offering were approximately $127.6 million after deducting underwriting discounts and commissions and estimated offering expenses. Matador intends to use the net proceeds from the offering to repay all outstanding indebtedness under its credit facility, with the balance to be used to fund a portion of its 2012 capital expenditure budget. Matador will not receive any proceeds from the sale of shares by the selling shareholders.

RBC Capital Markets and Citigroup acted as joint book-running managers. Jefferies, Howard Weil Incorporated, Stifel Nicolaus Weisel, Simmons & Company International, Stephens Inc. and Comerica Securities acted as co-managers for the offering. The offering was made only by means of a prospectus, copies of which may be obtained from the offices of:

RBC Capital Markets

Attn: Prospectus Department

3 World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281

Telephone: (877) 822-4089

Citigroup

Attn: Prospectus Department

Brooklyn Army Terminal

140 58th Street, 8th Floor

Brooklyn, New York 11220

E-mail: batprospectusdept@citi.com

Telephone: (800) 831-9146

A registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with a particular emphasis on oil and natural gas shale plays and other unconventional resource plays. Its current operations are located primarily in the Eagle Ford shale play in south Texas and the Haynesville shale play in northwest Louisiana and east Texas.

This press release includes “forward-looking statements” – that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Matador’s SEC filings. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release, except as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

For further information, contact:

Wade Massad, EVP at 972-371-5293 or

Nathan Pekar, GC at 972-371-5220